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                                                               Exhibit 99(n)(2)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated August 16, 2005 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Old Mutual/Claymore Long-Short Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-121150) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21681).



                                          /s/ ERNST & YOUNG LLP


Chicago, Illinois
August 24, 2005